Amendment No. 1 to
Administrative Services Letter Agreement
between
OppenheimerFunds, Inc.
and
Principal Life Insurance Company

This Amendment No. 1 to the Administrative Services Letter Agreement {his "Amendment") by and between OppenheimerFunds, Inc., and Principal Life Insurance Company is dated November 9, 2011, and effective as of December 1, 2011.
WHEREAS, OppenheimerFunds, Inc., and Principal Life Insurance Company are the parties to an Administrative Services Letter Agreement dated December 21, 2007 (the "Agreement");
WHEREAS, Principal National Life Insurance Company an affiliate of Principal Life Insurance Company, also issues variable life insurance policies and wishes to offer Shares of the Fund through the Principal National Life Insurance Company policies; and
WHEREAS, OppenheimerFunds, Inc., and Principal Life Insurance Company now desire to add Principal National Life Insurance Company as a party to the Agreement and Principal National Life Insurance Company desires to become a party to the Agreement;
NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.
OppenheimerFunds, Inc. and Principal Life Insurance Company hereby agree to amend the Agreement to include Principal National Life Insurance Company as a party. Any reference to Principal in the Agreement is hereby deemed to include Principal National Life Insurance Company as of the effective date of this Amendment

2.	Principal National Life Insurance Company agrees to abide by all terms, conditions and obligations set forth in the Agreement.

3.	Schedule B is hereby deleted and replaced with the Schedule B attached hereto.

Except as amended herein all other provisions of the Agreement shall remain the same.
The undersigned parties have caused this Amendment No.1 to the Agreement to be duly executed by the following authorized individuals for the purposes expressed herein.

OPPENHEIMERFUNDS, INC.	PRINCIPAL LIFE INSURANCE COMPANY
/s/ Cheryl Pipia	/s/ Sara Wiener
By: _________________________________	By: _________________________________
Print: Cheryl Pipia	Print: Sara Wiener
Title: Senior Vice President	Title: Director - Life Product Mgmt
Date: 11-23-11	Date: November 16, 2011

PRINCIPAL NATIONAL LIFE INSURANCE COMPANY
/s/ Sara Wiener
By: _________________________________
Print: Sara Wiener
Title: Director - Life Product Mgmt
Date: November 16, 2011

SCHEDULE B
(Principal Assets and Principal-Administered Assets Upon Which Payments
to Principal will be Computed)

Separate Accounts     Products

Principal Lire Insurance Company
Variable Life Separate Account

Principal Executive Variable Universal Life
Principal Executive Variable Universal Life II
Principal Benefit Variable Universal Life
Principal Benefit Variable Universal Life II
Principal Variable Universal Life Income II

Principal National Life Insurance Company
Variable Life Separate Account

Principal Variable Universal Life Income III